                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          PETRO STOPPING CENTERS, L.P.
                (Originally filed as PETRO PSC PROPERTIES, L.P.)

     THIS Amended and Restated Certificate of Limited Partnership of Petro Stopping Centers, L.P. (the "Partnership"), dated as of January 30, 1997, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. (S)17-210, to amend and restate the original Certificate
                -------
of Limited Partnership of the Partnership, which was filed on April 13, 1992, with the Secretary of State of the State of Delaware, as heretofore amended (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)17-101, et seq.).
                           -------            -- ---

     The Certificate is hereby amended and restated in its entirety to read as follows:

     1.   Name.  The name of the limited partnership formed and continued hereby
          ----
is Petro Stopping Centers, L.P.

     2.   Registered Office.  The address of the registered office of the
          -----------------
Partnership in the Sate of Delaware is: c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware, 19904.

     3.   Registered Agent.  The name and address of the registered agent for
          ----------------
service of process on the Partnership in the State of Delaware are: National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware, 19904.

     4.   General Partner.  The names and the mailing addresses of the general
          ---------------
partners of the Partnership are:

     1)   Petro, Inc., 6080 Surety Drive, El Paso, Texas 79905.

     2) Petro Holdings GP Corp., 717 Fifth Avenue, 23rd Floor, New York, New York 10022.

     IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have executed this Amended and Restated Certificate of Limited Partnership as of the date first-above written.

                                        PETRO, INC.,
                                        general partner


                                        BY:  /s/ James A. Cardwell
                                             --------------------------
                                             James A. Cardwell, Sr.
                                             President



                                        PETRO HOLDINGS GP CORP.,
                                        general partner


                                        BY:  /s/ Michael S. Shein
                                             --------------------------
                                             Michael S. Shein
                                             Vice President

                                     - 2 -